                                                        April 1, 1999

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester MA 01653

RE:      ALLMERICA SELECT SEPARATE ACCOUNT OF FIRST ALLMERICA
         FINANCIAL LIFE INSURANCE COMPANY
         FILE NO.'S:   333-63087 AND 811-8116

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for Allmerica Select Separate Account on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Allmerica Select Separate Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Allmerica Select Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement for Allmerica Select Separate Account on Form N-4 filed under the Securities Act of 1933.

                                 Very truly yours,

                                 /s/ Sheila B. St. Hilaire

                                 Sheila B. St. Hilaire
                                 Assistant Vice President and Counsel